UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PMI Plaza, 3003 Oak Road

Walnut Creek, California 94597

(Address of principal executive offices, including zip code)

(925) 658-7878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The Compensation Committee (the “Committee”) of the Board of Directors of The PMI Group, Inc. (“PMI”) oversees and reviews PMI’s executive compensation policies and programs and approves the form and amount of compensation to be paid to PMI’s executive officers.

Annual Compensation – Base salaries and incentive compensation

On February 16, 2005, the Committee approved the following annual 2005 base salaries and 2004 bonus incentive awards for PMI’s Named Executive Officers (which officers were determined by reference to PMI’s Proxy Statement, dated April 23, 2004):

Named Executive Officer	Base Salary	2004 Bonus Incentive Award
W. Roger Haughton Chairman & Chief Executive Officer	$800,000	$1,400,000
L. Stephen Smith President & Chief Operating Officer	$525,000	$767,700
Bradley M. Shuster President, International & Strategic Investments	$400,000	$450,384
Victor J. Bacigalupi Executive Vice President, General Counsel, Chief Administrative Officer & Secretary	$360,000	$409,440
Donald P. Lofe, Jr. Executive Vice President & Chief Financial Officer	$360,000	$400,000

The 2004 bonus incentive awards listed above were granted by the Committee pursuant to The PMI Group, Inc. Bonus Incentive Plan, which was approved by the shareholders in 2004, and were based upon pre-determined goals established by the Commitee. The Bonus Incentive Plan (the “Plan”) requires the Committee to annually establish (i) a maximum award for each Named Executive Officer, representing the maximum bonus amount that could be paid to that executive for that performance year, and (ii) the maximum size of the performance pool under the Plan. In no event may a participant in the Plan be allocated more than 30% of the performance pool.

On February 16, 2005, the Committee established a maximum 2005 bonus incentive award for each Named Executive Officer, set the maximum size of the 2005 performance pool at 5% of PMI’s consolidated 2005 net income, and established two corporate factors that the Committee will consider, among other quantitative and qualitative factors, when it establishes 2005 bonus incentive awards, if any, to be paid to the Named Executive Officers. The two corporate factors are consolidated net income and net income from the operations managed by

PMI Capital Corporation, a wholly-owned subsidiary of PMI, in each instance with net income defined to exclude realized gains and losses, certain non-recurring items and changes in accounting principles. In addition to these factors, the Committee also established that no 2005 bonus incentive payments would be awarded unless PMI earns a threshold consolidated return on average equity that is at least four percentage points above the 10-year U.S. Treasury bond yield for 2005.

Long Term Incentive Awards – Stock option awards

Also on February 16, 2005, the Committee granted the Named Executive Officers the following options to purchase shares of PMI common stock:

Named Executive Officer	2005 Stock Option Award
W. Roger Haughton	160,000 shares
L. Stephen Smith	98,700 shares
Bradley M. Shuster	61,100 shares
Victor J. Bacigalupi	50,075 shares
Donald P. Lofe, Jr.	50,075 shares

The stock options granted have an exercise price per share of $38.17, which was the average of the high and low prices of PMI’s common stock on the New York Stock Exchange on the date of grant. Each Named Executive Officer’s stock options will vest in three equal installments on the first, second and third anniversaries of the grant. A copy of the form of award document for these stock option grants is attached as Exhibit 10.24 and incorporated herein.

PMI intends to provide additional information regarding compensation awarded to the Named Executive Officers with respect to the year ended December 31, 2004 in its Proxy Statement for its 2005 Annual Meeting of Shareholders.

Item 9.01(c). Financial Statements and Exhibits.

The following material is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
10.24	Form of Stock Option Agreement for Employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PMI GROUP, INC.

Dated: February 23, 2005	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr.
Executive Vice President, Chief Financial Officer

Dated: February 23, 2005	By:	/s/ Brian P. Shea
Brian P. Shea
Senior Vice President, Corporate Controller